Exhibit 23.3









                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Stockholders
Key Energy Group, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                            By: /s/KPMG PEAT MARWICK LLP
                                                  KPMG PEAT MARWICK LLP

Midland, Texas
March 15, 1996